Exhibit 99.1
BeautyHealth Reports First Quarter 2023 Financial Results

On strong consumer demand, delivers double-digit net sales growth in line with 2023 plan

Raises fiscal 2023 net sales guidance

Long Beach, Calif., May 10, 2023 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced financial results for the first quarter ended March 31, 2023. For the quarter, net sales of $86.3 million increased +14% year-over-year, continuing a trend of double-digit quarterly growth. On the momentum, the Company raises 2023 net sales guidance and reaffirms 2023 EBITDA margin and 2025 long-term targets.

The quarter was underpinned by continued strong consumer demand for Hydrafacial treatments, with +21% year-over-year consumables net sales growth globally. Of note, consumables net sales grew +34% year-over-year in the Americas and +13% in EMEA. Excluding $1.2 million of Q1 2022 consumables net sales in Russia, growth in EMEA was +35%. In APAC, consumables net sales declined (22%), driven primarily by COVID-related shutdowns in China in January and February.

As expected, delivery system sales growth for the quarter was +9% year-over-year, as the Company lapped the Q1 2022 U.S. Syndeo launch and providers outside of the U.S. showed a degree of hold-back in anticipation of Syndeo's international availability in Q2 2023. Additionally, continued Covid-related shutdowns in China in January and February affected the quarter, but were partially offset by a remarkable rebound in China in March.

“I am pleased with the growth we achieved in the first quarter and our strong momentum going into Q2. We see sustained consumer demand for Hydrafacial treatments across the globe and palpable excitement for the international launch of Syndeo,” said BeautyHealth President and CEO Andrew Stanleick. “This demand, together with the investments made last year and favorable market trends, particularly in China, give us the confidence to raise our 2023 net sales target and reconfirm our 2023 adjusted EBITDA margin guidance and long-term 2025 targets.”

Key Operational and Business Metrics

	Three Months Ended March 31,
Unaudited ($ in millions) (3)	2023	2022(1)
Delivery Systems net sales	$45.4	$41.6
Consumables net sales	40.9	33.8
Total net sales	$86.3	$75.4
Gross profit	$54.1	$50.9
Gross margin	62.7%	67.5%
Net income (loss)	$(22.3)	$31.5
Adjusted net (loss)(2)	$(5.5)	$(9.5)
Adjusted EBITDA(2)	$(0.5)	$1.2
Adjusted EBITDA margin(2)	(0.6)%	1.5%
Adjusted gross profit(2)	$60.4	$53.8
Adjusted gross margin(2)	70.0%	71.3%
___________________
(1)    Reflects the impact of immaterial revisions to the financial statements.
(2) See "Non-GAAP Financial Measures" below.
(3) Amounts may not sum due to rounding.

Strategic Highlights
•Announced a definitive agreement to acquire SkinStylus, an FDA-cleared microneedling device, adding a complementary co-treatment to the BeautyHealth bundle and taking a step toward realizing a multi-brand platform.
•Introduced Syndeo into select Europe and Asia-Pacific markets, leveraging processes and software optimizations made since the March 2022 U.S. launch. Syndeo is now live in 14 markets globally with a total install base of 4,945 delivery systems.
•Activated China commercial infrastructure alongside the country's reopening in March, opening an Experience Center in Beijing, the Company's second in China behind Shanghai, and galvanizing an in-region sales team to re-accelerate growth in the market.
•Expanded our best-in-class Hydrafacial booster portfolio, launching a co-created booster with prestige skincare brand Omorovicza in the U.S. and EMEA and unveiling an exclusive global partnership with Dior Spas, with the first Dior powered by Hydrafacial experience now available at the iconic Hotel du Cap-Eden-Roc.

Financial Highlights
•Net sales were $86.3 million for the first quarter of 2023, an increase of +14% compared to the prior year, in line with our 2023 plan and driven by strong demand for consumables.
•Gross margin was 62.7% in Q1 2023 compared to 67.5% in Q1 2022. Adjusted gross margin was 70.0% in Q1 2023 compared to 71.3% in Q1 2022. Gross margin was impacted by charges for discontinued and obsolete products and the sale of lower margin refurbished Elite systems internationally prior to the international Syndeo launch in Q2 2023.
•Net loss was $(22.3) million in Q1 2023 compared to net income of $31.5 million in Q1 2022. The net loss as compared to net income in the prior year was due primarily to a benefit in the prior year from the change in the fair value of our warrant liabilities.
•Adjusted EBITDA was $(0.5) million in Q1 2023 compared to adjusted EBITDA of $1.2 million in Q1 2022, partially due to the operating expense burden caused by the January and February shutdowns in China, the sale of lower margin refurbished Elite systems, and a degree of hold-back on delivery systems from international providers in anticipation of Syndeo's international availability in Q2 2023.

Net Sales by Region

	Three Months Ended March 31,
Unaudited ($ in millions) (1)	2023	2022	% Change
Net sales by region
Americas	$53.0	$44.6	+19%
Asia-Pacific	13.6	12.9	+6%
Europe, the Middle East and Africa	19.7	17.9	+10%
Total net sales	$86.3	$75.4	+14%
___________________
(1)     Amounts may not sum due to rounding.

•Net sales in the Americas region increased +19% to $53.0 million in Q1 2023 compared to Q1 2022, driven by +34% growth in consumables net sales, partially offset by lapping Q1 2022 Syndeo launch-related trade-up demand.

•Net sales in the APAC region increased +6% to $13.6 million in Q1 2023 compared to Q1 2022, driven by strength of delivery system demand in March, despite COVID-related shutdowns in January and February that drove a (22%) decrease in Q1 2023 consumables net sales.
•Net sales in the EMEA region increased +10% to $19.7 million in Q1 2023 compared to Q1 2022, driven by strong performance across the region. Excluding Russia's Q1 2022 contribution of $1.5 million net sales, EMEA net sales grew +20% year-over-year.

Operating Expenses
•Selling and marketing expenses were $38.7 million in Q1 2023 compared to $36.4 million in Q1 2022, primarily driven by increases in personnel related costs, including sales commission expense. Notably, Selling & marketing expenses as a percentage of revenue decreased 342 basis points year-over-year, partially due to the lapping of Syndeo US launch costs and increased operating leverage from higher revenue.
•General and administrative expenses were $30.4 million in Q1 2023 compared to $26.3 million in Q1 2022, primarily due to an increase in software expenses, including certain contract termination costs, and professional services fees, including patent litigation expenses, partially offset by lower recruiting related expenses.

Balance Sheet and Cash Flow Highlights
•Cash and cash equivalents were approximately $532.3 million as of March 31, 2023 compared to approximately $568.2 million as of December 31, 2022. Cash and cash equivalents decreased during the year primarily due to strategic acquisitions made during the first quarter of 2023.
•The Company had approximately 7.0 million private placement warrants and approximately 132.6 million shares of Class A common stock outstanding as of March 31, 2023. In April 2023, the Company completed its second $100.0 million accelerated share repurchase transaction. With the two $100.0 million accelerated share repurchase programs, the Company retired an aggregate of approximately 18.8 million shares at an average price of $10.78 per share.

Financial Guidance

	Current as of Q1 2023	Previous
Fiscal Year 2023
Net sales	$460 – $480 million	$450 – $470 million
Adjusted gross margin(1)	> Fiscal 2022	> Fiscal 2022
Adjusted EBITDA margin(1)	18% – 20%	18% – 20%

Fiscal Year 2025 Long-Range Outlook
Net sales	$600 – $700 million	$600 – $700 million
Adjusted EBITDA margin(1)	25% – 30%	25% – 30%
___________________
(1) See "Non-GAAP Financial Measures" below.

•The Company raised its fiscal year 2023 net sales guidance to a range of $460 to $480 million due to continued strength in consumer demand, strong Syndeo traction globally, and a re-acceleration in China.

Financial guidance reflects the following external environment assumptions:
•Assumes no material deterioration in general market conditions or other unforeseen circumstances beyond our control.
•Excludes any unannounced acquisitions, dispositions or financings during 2023.
•Assumes a largely re-opened global market, which would be negatively impacted if closures related to COVID-19 or other restrictive measures are reimplemented.
•Assumes no material deterioration in foreign currency exchange rates.

Conference Call
BeautyHealth will host a conference call on Wednesday, May 10, 2023, at 8:30 a.m. ET to review its first quarter 2023 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as adjusted gross profit, adjusted gross margin, adjusted net income (loss), adjusted EBITDA and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items.

The Company does not provide a reconciliation of its fiscal 2023 adjusted gross margin guidance to gross margin or its adjusted EBITDA margin guidance to net income (loss), the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2023 adjusted gross margin and adjusted EBITDA margin guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

Adjusted Gross Profit and Adjusted Gross Margin
Management uses adjusted gross profit and adjusted gross margin to measure profitability and the ability to scale and leverage the costs of delivery systems and consumables. The continued growth of delivery systems is expected to improve adjusted gross margin, as additional delivery systems sold will increase the Company’s recurring consumables net sales, which has higher margins.

Management believes adjusted gross profit and adjusted gross margin are useful measures to the Company and its investors to assist in evaluating operating performance because they provide consistency and direct comparability with past financial performance and between fiscal periods, as the metrics eliminate the effects of amortization, depreciation, and stock-based compensation, which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance, and other items such as the write-off of discontinued and obsolete product. Adjusted gross margin has been and will continue to be impacted by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on delivery systems, and new product launches. Management expects adjusted gross margin to fluctuate over time depending on the factors described above.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended March 31,
Unaudited ($ in millions) (2)	2023	2022(1)
Net sales	$86.3	$75.4
Cost of sales	32.2	24.5
Gross profit	$54.1	$50.9
Gross margin	62.7%	67.5%
Adjusted to exclude the following:
Write-off of discontinued and obsolete product	$3.0	$—
Stock-based compensation included in cost of sales	0.3	0.2
Depreciation and amortization expense included in cost of sales	3.0	2.7
Adjusted gross profit	$60.4	$53.8
Adjusted gross margin	70.0%	71.3%
___________________
(1)    Reflects the impact of immaterial revisions to the financial statements.
(2) Amounts may not sum due to rounding.

Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted net income (loss), adjusted EBITDA, and adjusted EBITDA margin are key performance measures that management uses to assess the Company's operating performance. Because adjusted net income (loss), adjusted EBITDA and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, management uses these measures for business planning purposes.

Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects adjusted EBITDA margin to increase over the long-term, as the Company continues to scale its business and achieve greater operating leverage.

The Company calculates adjusted net income (loss) as net income (loss) adjusted to exclude: change in fair value of warrant liability; amortization expense; loss on disposal of assets; stock-based compensation expense; interest income; other (income) expense, net; transaction related costs; write-off of discontinued and obsolete product; severance, restructuring, and other; litigation related costs, and the aggregate adjustment for income taxes for the tax effect of the adjustments described above.

The Company calculates adjusted EBITDA as adjusted net income (loss) adjusted to exclude: depreciation expense; interest expense; foreign currency loss (gain), net; and the remaining (benefit) expense for income taxes.

The following table reconciles BeautyHealth’s net income (loss) to adjusted net income (loss) and adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
Unaudited ($ in millions) (2)	2023	2022(1)
Net (loss) income	$(22.3)	$31.5
Adjusted to exclude the following:
Change in fair value of warrant liability	9.1	(52.1)
Amortization expense	4.4	3.7
Loss on disposal of assets	0.1	0.8
Stock-based compensation expense	3.6	7.0
Interest income	(4.3)	—
Other (income) expense, net	(0.4)	0.1
Transaction related costs (3)	—	1.0
Write-off of discontinued and obsolete product	3.0	—
Severance, restructuring and other (4)	2.9	2.0
Litigation related costs	1.0	—
Aggregate adjustment for income taxes	(2.5)	(3.6)
Adjusted net loss	$(5.5)	$(9.5)
Depreciation expense	1.8	1.4
Interest expense	3.4	3.4
Foreign currency loss (gain), net	0.9	(0.4)
Remaining (benefit) expense for income taxes	(1.2)	6.2
Adjusted EBITDA	$(0.5)	$1.2
Adjusted EBITDA margin	(0.6)%	1.5%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)For the three months ended March 31, 2022, such amounts primarily represent direct costs incurred in relation to potential acquisitions.
(4)For the three months ended March 31, 2023, such costs represent executive severance, retention awards, and contract termination costs. For the three months ended March 31, 2022, such costs represent personnel costs related to executive recruiting, executive severance and a CEO sign-on bonus.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful community of estheticians, partners and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types in more than 90 countries. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
The One Nine Three Group
Investors: BeautyHealthIR@the193.com
Press: BeautyHealth@the193.com

The Beauty Health Company
Condensed Consolidated Statements of Comprehensive Income (Loss) (1)
(in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022(2)
Net sales	$86.3	$75.4
Cost of sales	32.2	24.5
Gross profit	54.1	50.9
Operating expenses:
Selling and marketing	38.7	36.4
Research and development	2.3	2.2
General and administrative	30.4	26.3
Total operating expenses	71.4	64.9
Loss from operations	(17.3)	(14.0)
Interest expense, net	3.4	3.4
Interest income	(4.3)	—
Other (income) expense, net	(0.4)	0.9
Change in fair value of warrant liabilities	9.1	(52.1)
Foreign currency transaction loss (gain), net	0.9	(0.4)
(Loss) income before provision for income taxes	(25.9)	34.1
Income tax (benefit) expense	(3.7)	2.6
Net (loss) income	(22.3)	31.5
Comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	0.9	(0.1)
Comprehensive (loss) income	$(21.4)	$31.3
Net (loss) income per share
Basic	$(0.17)	$0.21
Diluted	$(0.17)	$(0.13)
Weighted average common shares outstanding
Basic	132,420,762	150,598,105
Diluted	132,420,762	152,711,698
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Condensed Consolidated Balance Sheets (1)
(in millions, except for share amounts)
(Unaudited)

	March 31, 2023	December 31, 2022 (2)
ASSETS
Current assets:
Cash and cash equivalents	$532.3	$568.2
Accounts receivable, net	70.8	76.5
Inventories	122.1	109.7
Income tax receivable	1.6	1.3
Prepaid expenses and other current assets	21.7	26.3
Total current assets	748.5	782.0
Property and equipment, net	18.4	18.2
Right-of-use assets, net	15.6	15.6
Intangible assets, net	70.8	46.4
Goodwill	125.2	124.6
Deferred income tax assets, net	0.8	0.8
Other assets	15.6	14.2
TOTAL ASSETS	$994.9	$1,001.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34.3	$30.3
Accrued payroll-related expenses	18.7	21.7
Other accrued expenses	13.1	15.2
Lease liabilities, current	4.9	5.0
Income tax payable	1.2	1.0
Total current liabilities	72.3	73.1
Lease liabilities, non-current	12.3	12.7
Deferred income tax liabilities, net	2.9	2.0
Warrant liabilities	24.6	15.5
Convertible senior notes, net	735.2	734.1
TOTAL LIABILITIES	$847.3	$837.4

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	555.0	550.3
Accumulated other comprehensive loss	(3.6)	(4.5)
Accumulated deficit	(403.8)	(381.5)
Total stockholders’ equity	$147.6	$164.3
LIABILITIES AND STOCKHOLDERS’ EQUITY	$994.9	$1,001.8
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.